Exhibit 3.2

MISTER CAR WASH, INC.

AMENDED AND RESTATED BYLAWS

ADOPTED MAY 19, 2026

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1. Place of Meeting and Notice. Meetings of the stockholders of the Corporation shall be held at such place either within or without the State of Delaware as the Board of Directors may determine.

Section 2. Annual and Special Meetings. Annual meetings of stockholders shall be held, at a date, time and place fixed by the Board of Directors and stated in the notice of meeting, to elect a Board of Directors and to transact such other business as may properly come before the meeting. Special meetings of the stockholders may be called by the President for any purpose and shall be called by the President or Secretary if directed by the Board of Directors.

Section 3. Notice. Except as otherwise provided by law, at least 10 and not more than 60 days before each meeting of stockholders, written notice of the time, date and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder.

Section 4. Quorum. At any meeting of stockholders, the holders of record, present in person or by proxy, of a majority of the Corporation’s issued and outstanding capital stock shall constitute a quorum for the transaction of business, except as otherwise provided by law. In the absence of a quorum, any officer entitled to preside at or to act as secretary of the meeting shall have power to adjourn the meeting from time to time until a quorum is present.

Section 5. Voting. Except as otherwise provided by law, all matters submitted to a meeting of stockholders shall be decided by affirmative vote of a majority of the Corporation’s issued and outstanding capital stock present in person or by proxy.

ARTICLE II

DIRECTORS

Section 1. Number, Election and Removal of Directors. The number of Directors that shall constitute the Board of Directors shall not be less than one or more than fifteen. The first Board of Directors shall consist of two Directors. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or the stockholders. The Directors shall be elected by the stockholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director or by the stockholders. A Director may be removed with or without cause by the stockholders.

Section 2. Meetings. Regular meetings of the Board of Directors shall be held at such times and places as may from time to time be fixed by the Board of Directors or as may be specified in a notice of meeting. Special meetings of the Board of Directors may be held at any time upon the call of the President and shall be called by the President or Secretary if directed by the Board of Directors. Telegraphic, facsimile or written notice of each special meeting of the Board of Directors shall be sent to each Director not less than two hours before such meeting. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders. Notice need not be given of regular meetings of the Board of Directors.

Section 3. Quorum. A majority of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until such a quorum is present. Except as otherwise provided by law, the certificate of incorporation of the Corporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”), or these Bylaws, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

Section 4. Committees of Directors. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, including, without limitation, an Executive Committee, to have and exercise such power and authority as the Board of Directors shall specify. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act as the absent or disqualified member.

ARTICLE III

OFFICERS

The officers of the Corporation shall consist of a President and a Secretary, and such other additional officers with such titles as the Board of Directors shall determine, all of which shall be chosen by and shall serve at the pleasure of the Board of Directors. Such officers shall have the usual powers and shall perform all the usual duties incident to their respective offices. All officers shall be subject to the supervision and direction of the Board of Directors. The authority, duties or responsibilities of any officer of the Corporation may be suspended by the President with or without cause. Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

ARTICLE IV

INDEMNIFICATION

Section 1. Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”) as it presently exists or may hereafter be amended, any director or officer of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such Person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Article IV Section 4, the Corporation shall be required to indemnify a Person in connection with a Proceeding (or part thereof) initiated by such Person only if the Proceeding (or part thereof) was authorized in the specific case by the Board of Directors.

Section 2. Indemnification of Others. The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such Person in connection with any such Proceeding.

Section 3. Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any officer or director of the Corporation, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Person to repay all amounts advanced if it should be ultimately determined that the Person is not entitled to be indemnified under this Article IV or otherwise.

Section 4. Determination; Claim. If a claim for indemnification (following the final disposition of such Proceeding) under this Article IV is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IV is not paid in full within thirty (30) days after a written claim therefor has been received by the Corporation, the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 5. Non-Exclusivity of Rights. The rights conferred on any Person by this Article IV shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6. Insurance. The Corporation may purchase and maintain insurance on behalf of any Person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 7. Other Indemnification. The Corporation’s obligation, if any, to indemnify or advance expenses to any Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 8. Continuation of Indemnification. The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IV shall continue notwithstanding that the Person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such Person.

Section 9. Amendment or Repeal; Interpretation. The provisions of this Article IV shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these Bylaws), in consideration of such Person’s performance of such services, and pursuant to this Article IV the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IV are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these Bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these Bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right or protection (i) hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article IV shall be deemed to refer exclusively to the chairperson of the Board of Directors, a vice chairperson of the Board of Directors, a president, a chief executive officer, a chief financial officer, a secretary or a treasurer appointed pursuant to Article III of these Bylaws, and to any vice president, assistant secretary, assistant treasurer, or other officer of the Corporation appointed by (x) the Board of Directors pursuant to Article III of these Bylaws or (y) an officer to whom the Board of Directors has delegated the power to appoint officers pursuant to Article III of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any Person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “vice president” or any other title that could be construed to suggest or imply that such Person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such Person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article IV. As used in this Article IV, “Person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

ARTICLE V

GENERAL PROVISIONS

Section 1. Notices. Whenever any statute, the Certificate of Incorporation or these Bylaws require notice to be given to any Director or stockholder, such notice may be given in writing by mail, addressed to such Director or stockholder at his address as it appears in the records of the Corporation, with postage thereon prepaid. Such notice shall be deemed to have been given when it is deposited in the United States mail. Notice to Directors may also be given by telegram.

Section 2. Certificates. The shares of the Corporation shall be uncertificated, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be certificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by duly authorized officers of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

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